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                                                                     Exhibit 3.2

                                     BY-LAWS

                                       OF

                                  BENIHANA INC.
                                  -------------
                        (amended as of November 19, 2007)


                                    ARTICLE I

                                     OFFICES

     SECTION 1. REGISTERED OFFICE. The registered office shall be established and maintained at the office of National Corporate Research, Ltd., in the City of CityDover, in the PlaceTypeCounty of PlaceNameKent, in the State of placeStateDelaware, and said corporation shall be the registered agent of this corporation in charge thereof unless and until a successor registered agent is appointed by the Board of Directors.

     SECTION 2. OTHER OFFICES. The corporation may have other offices, either within or without the State of StateplaceDelaware, at such place or places as the Board of Directors may from time to time appoint or the business of the corporation may require.


                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

     SECTION 1. ANNUAL MEETINGS. Annual meetings of stockholders for the election of Directors and for such other business as may be stated in the notice of the meeting, shall be held on such date as the Board of Directors, by resolution, may designate, at such place, either within or without the State of Delaware, as the Board of Directors, by resolution, shall determine and as set forth in the notice of the meeting.

     At each annual meeting, the stockholders entitled to vote shall elect a Board of Directors and they may transact such other corporate business as shall be stated in the notice of the meeting or as may properly come before the meeting in accordance with these By-laws.

     SECTION 2. VOTING. Each stockholder entitled to vote in accordance with the terms of the Certificate of Incorporation and in accordance with the provisions of these By-Laws shall be entitled to one vote in person or by proxy, for each share of stock held by such stockholder which has voting power upon the matter in question, but no proxy shall be voted after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and only as long as it is coupled with an interest

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sufficient in law to support an irrevocable power. The vote for Directors and the vote upon any question before the meeting, shall be by ballot. With respect to the election of Directors, a plurality of the votes cast at a meeting shall be sufficient to elect. All other matters or questions shall, unless otherwise provided by law, by the Certificate of Incorporation or by these By-laws, be decided by the affirmative vote of the holders of a majority of the outstanding shares of stock present in person or by proxy at the meeting and entitled to vote on such matter or question.

     A complete list of stockholders entitled to vote at any meeting of stockholders, arranged in alphabetical order for each class of stock and showing the address of each such stockholder and the number of shares registered in his or her name, shall be open to the examination of any stockholder for any purpose germane to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present.

     SECTION 3. QUORUM. Except as otherwise required by law, by the Certificate of Incorporation or by these By-Laws, with respect to any proposal submitted for stockholder action at a meeting of stockholders, the presence in person or by proxy at such meeting of the holders of one-third of the voting power of the capital stock entitled to vote on such proposal shall constitute a quorum therefor. In case a quorum shall not be present at any meeting, either the chairman of the meeting or the holders of a majority of the voting power of the capital stock entitled to vote thereat, present in person or by proxy, shall have power to adjourn the meeting from time to time, without notice, other than an announcement at the meeting at which adjournment is taken of the date, time and place of the adjourned meeting, until the requisite number of shares shall be present to constitute a quorum. At any such adjourned meeting at which the requisite number of shares entitled to vote shall be represented, any business may be transacted which might have been transacted at the meeting as originally noticed; but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof.

     SECTION 4. SPECIAL MEETINGS. Special meetings of the shareholders of the corporation shall be called by the Secretary of the corporation (A) at the request of the Chairman of the Board of Directors or the President of the corporation or (B) at the request of a majority of the entire Board of Directors. Special meetings may be held at such place within or without the State of StateplaceDelaware, as designated in the notice of meeting.

     SECTION 5. NOTICE OF MEETINGS. Written notice, stating the place, date and time of any meeting of stockholders, and the general purpose or purposes of the business to be considered, shall be given to each stockholder entitled to vote thereat at his address as it appears on the records of the corporation, not less than 10 nor more than 60 days before the date of the meeting. No business other than that stated in the notice shall be transacted at any special meeting without the unanimous consent of all the stockholders entitled to vote thereat.

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     SECTION 6. ADVANCE NOTICE OF STOCKHOLDER BUSINESS. Notwithstanding any
other provision of these By-Laws, for business to be properly brought before an annual or special meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation, not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting,
(b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, (c) the class and number of shares of the corporation which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. Notwithstanding anything in these By-Laws to the contrary, no business shall be conducted at any meeting except in accordance with the procedures set forth in this Article II, SECTION
6. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

     SECTION 7. ORGANIZATION OF MEETINGS. Meetings of stockholders shall be presided over by the Chairman of the Board, if any, or in his absence by the President, or in his absence by a Vice President, or in the absence of the foregoing persons by a chairman designated by the Board of Directors. The Secretary shall act as secretary of the meeting, but in his absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

     SECTION 8. ACTION WITHOUT MEETING. Unless otherwise provided by the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.


                                  ARTICLE III

                                   DIRECTORS

     SECTION 1. NUMBER AND TERM; ADVANCE NOTIFICATION OF STOCKHOLDERNOMINATIONS. The Board of Directors shall consist of one or more

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members. Subject to any provision set forth in the corporation's Certificate of
Incorporation, the number of Directors shall be as designated by resolution adopted by the Directors. The Directors shall be elected at the annual meeting of the stockholders and each Director shall be elected to serve until his successor shall be elected and shall qualify or until his earlier resignation or removal. Directors need not be stockholders.

     Only persons who are nominated in accordance with the procedures set forth in this ARTICLE III, SECTION 1 shall be eligible for election as Directors. Nominations of persons for election to the Board of Directors of the corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors or by any stockholder of the corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 60 days nor more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days' notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such stockholder's notice shall set forth (a) as to each person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including without limitation such persons' written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the stockholder giving the notice (i) the name and address, as they appear on the corporation's books, of such stockholder and (ii) the class and number of shares of the corporation which are beneficially owned by such stockholder. At the request of the Board of Directors any person nominated by the Board of Directors for election as a Director shall furnish to the Secretary of the corporation that information required to be set forth in a stockholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a Director of the corporation unless nominated in accordance with the procedures set forth in this Section. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the By-Laws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     SECTION 2. RESIGNATIONS. Any director, member of a committee or other officer may resign at any time. Such resignation shall be made in writing, and shall take effect at the time specified therein, and if no time be specified, at the time of its receipt by the President or Secretary. The acceptance of a resignation shall not be necessary to make it effective.

     SECTION 3. REMOVAL. Notwithstanding any other provision hereof or of the Certificate of Incorporation, and notwithstanding the fact that some lesser percentage may be

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specified by law, any director or all the directors of the Corporation may be removed at any time, but only for cause and only by (1) a vote of the holders of 66-2/3% of the shares represented at a meeting of the stockholders at which a quorum is present or (2) a vote of 66-2/3% of the members of the Board of Directors. With respect to the removal of any director by action of the Board of Directors, the Board shall have the power, by a similar vote, to suspend any director pending a final determination that cause exists for removal.

     SECTION 4. VACANCIES AND NEWLY CREATED DIRECTORSHIPS. Vacancies and newly created directorships occurring on the Board of Directors may be filled by a vote of the remaining directors (although less than a quorum) and the Directors thus chosen shall hold office until the next annual election and until their successors are elected and qualify, or, if the Directors are divided into classes, until the next election of the class for which such Directors shall have been chosen and until their successors are elected and qualify.

     SECTION 5. POWERS. The Board of Directors shall exercise all of the powers of the corporation except such as are by law, or by the Certificate of Incorporation of the corporation or by these By-Laws conferred upon or reserved to the stockholders. If a quorum is present at any meeting, all action permitted or required to be taken shall be taken by a vote of a majority of those present, unless a different vote is specified by law, the Certificate of Incorporation or these By-Laws.

     SECTION 6. COMMITTEES. The Board of Directors may, by resolution or resolutions passed by a majority of the whole board, designate one or more committees, each committee to consist of one or more of the Directors of the corporation. The board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

     Any such committee, to the extent provided in the resolution of the Board of Directors, or in these By-Laws, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the By-Laws of the corporation; and, unless the resolution, these By-Laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

     SECTION 7. MEETINGS. The newly elected Directors may hold their first meeting for the purpose of organization and the transaction of business, if a quorum be present, after their appointment by the incorporator(s) of the corporation or after the annual meeting of the

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stockholders; or the time and place of such meeting may be fixed by consent in writing of all the Directors.

     Regular meetings of the Directors may be held without notice at such places and times as shall be determined from time to time by resolution of the Directors.

     Special meetings of the board may be called by the President or by the Secretary on the written request of any two Directors on at least two day's written notice or one days' notice by telephone, telecopy, telex or telegram to each Director and shall be held at such place or places as may be determined by the Directors, or as shall be stated in the call of the meeting. All notices shall be given to the Directors at their business or home addresses.

     Any waiver or notice of meeting need not specify the purposes of the meeting.

     Unless otherwise restricted by the Certificate of Incorporation or these By-Laws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at the meeting.

     SECTION 8. QUORUM. A majority of the Directors shall constitute a quorum for the transaction of business. If at any meeting of the board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum is obtained, and no further notice thereof need be given other than by announcement at the meeting which shall be so adjourned.

     SECTION 9. COMPENSATION. Directors shall not receive any stated salary for their services as Directors or as members of committees, except as otherwise provided by a resolution adopted by the Board of Directors. Nothing herein contained shall be construed to preclude any Director from serving the corporation in any other capacity as an officer, agent or otherwise, and receiving compensation therefor.

     SECTION 10. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the board, or of such committee as the case may be, and such written consent is filed with the minutes of proceedings of the board or committee.

                                   ARTICLE IV

                                    OFFICERS

     SECTION 1. OFFICERS. The officers of the corporation shall be a President, a Secretary, and a Treasurer, all of whom shall

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be elected by the Board of Directors and who shall hold office until their successors are elected and qualified or until their earlier resignation, death or removal. In addition, the Board of Directors may elect a Chairman, one or more Vice-Presidents and such Assistant Secretaries and Assistant Treasurers as they may deem proper. None of the officers of the corporation need be Directors. The officers shall be elected at the first meeting of the Board of Directors after each annual meeting. More than two offices may be held by the same person.

     SECTION 2. OTHER OFFICERS AND AGENTS. The Board of Directors may appoint such other officers and agents as it may deem advisable, who shall hold their offices for such term and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

     SECTION 3. ELECTION. The President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting.

     SECTION 4. RESIGNATION AND REMOVAL. Any officer may resign by delivering his written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

     The Board of Directors, or a committee duly authorized to do so, may remove any officer with or without cause. Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.

     SECTION 5. VACANCIES. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for such period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

     SECTION 6. CHAIRMAN. The Chairman of the Board of Directors, if one be elected, shall be the chief executive officer of the corporation and preside at all meetings of the Board of Directors and the shareholders and he shall have and perform such other duties as from time to time may be assigned to him by the Board of Directors.

     SECTION 7. PRESIDENT. The President shall be the chief operating officer of the corporation and shall have the general powers and duties of supervision and management usually vested in the office of President of a corporation. In the absence or non-election of the Chairman of the Board of Directors, and if the President is a member of the Board of Directors, he shall preside at all meetings of the Board of Directors, and shall have general supervision, direction and control of the business of the corporation. Except as the Board of Directors shall authorize

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the execution thereof in some other manner, he shall execute bonds, mortgages and other contracts on behalf of the corporation, and shall cause the seal to be affixed to any instrument requiring it and when so affixed the seal shall be attested by the signature of the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer.

     SECTION 8. VICE-PRESIDENT. Each Vice-President shall have such powers and shall perform such duties as shall be assigned to him by the Directors.

     SECTION 9. TREASURER. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate account of receipts and disbursements in books belonging to the corporation. He shall deposit all moneys and other valuables in the name and to the credit of the corporation in such depositaries as may be designated by the Board of Directors.

     The Treasurer shall disburse the funds of the corporation as may be ordered by the Board of Directors, or the President, taking proper vouchers for such disbursements. He shall render to the President and Board of Directors at the regular meetings of the Board of Directors, or whenever they may request it, an account of all his transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he shall give the corporation a bond for the faithful discharge of his duties in such amount and with such surety as the board shall prescribe.

     SECTION 10. SECRETARY. The Secretary shall give, or cause to be given, notice of all meetings of stockholders and Directors, and all other notices required by law or by these By-Laws, and in case of his absence or refusal or neglect so to do, any such notice may be given by any person thereunto directed by the President, or by the Directors, or stockholders, upon whose requisition the meeting is called as provided in these By-Laws. He shall record all the proceedings of the meetings of the corporation and of the Directors in a book to be kept for that purpose, and shall perform such other duties as may be assigned to him by the Directors or the President. He shall have the custody of the seal of the corporation and shall affix the same to all instruments requiring it, when authorized by the Directors or the President, and attest the same.

     SECTION 11. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. Assistant Treasurers and Assistant Secretaries, if any, shall be elected and shall have such powers and shall perform such duties as shall be assigned to them, respectively, by the Directors.


                                   ARTICLE V

                                     STOCK

     SECTION 1. CERTIFICATES OF STOCK. Certificates of stock, signed by the Chairman or Vice Chairman of the Board of Directors, if they be elected, President or Vice-President, and the Treasurer or an Assistant Treasurer, or Secretary or an Assistant Secretary, shall be issued to each stockholder whose shares are to be represented by a certificate and such

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certificate shall certify the number of shares owned by such stockholder in the corporation. Any or all of the signatures may be facsimiles.

     SECTION 2. LOST CERTIFICATES. A new certificate of stock may be issued in the place of any certificate theretofore issued by the corporation, alleged to have been lost or destroyed, and the Directors may, in their discretion, require the owner of the lost or destroyed certificate, or his legal representatives, to give the corporation a bond, in such sum as they may direct, not exceeding double the value of the stock, to indemnify the corporation against any claim that may be made against it on account of the alleged loss or destruction of any such certificate, or the issuance of any such new certificate.

     SECTION 3. TRANSFER OF SHARES. The shares of stock of the corporation shall be transferable only upon its books by the holders thereof in person or by their duly authorized attorneys or legal representatives, and upon such transfer the old certificates, if such shares are represented by a certificate or certificates, shall be surrendered to the corporation by the delivery thereof to the person in charge of the stock and transfer books and ledgers, or to such other person as the Directors may designate, by whom they shall be cancelled, and if such shares are to be represented by a certificate or certificates following such transfer, a new certificate or certificates shall thereupon be issued. A record shall be made of each transfer and whenever a transfer shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer.

     SECTION 4. STOCKHOLDERS RECORD DATE. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     SECTION 5. DIVIDENDS. Subject to the provisions of the Certificate of Incorporation, the Board of Directors may, out of funds legally available therefor, at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the Directors from time to time in their discretion deem proper for working capital or as a reserve fund to need contingencies or for equalizing dividends or for such other purposes as the Directors shall deem conducive to the interests of the corporation.


                                   ARTICLE VI

                                 MISCELLANEOUS

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     SECTION 1. SEAL. The corporate seal shall be circular in form and shall contain the name of the corporation, the year of its creation and the words "CORPORATE SEAL DELAWARE". An alternate corporate seal shall contain the words "CORPORATE SEAL". Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

     SECTION 2. FISCAL YEAR. The fiscal year of the corporation shall be determined by resolution of the Board of Directors.

     SECTION 3. CHECKS. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer of officers, agent or agents of the corporation, and in such manner as shall be determined from time to time by resolution of the Board of Directors.

     SECTION 4. NOTICE AND WAIVER OF NOTICE. Whenever any notice is required by these By-Laws to be given, personal notice is not meant unless expressly so stated, and any notice so required shall be deemed to be sufficient if given by depositing the same in the United States mail, postage prepaid, addressed to the person entitled thereto at his address as it appears on the records of the corporation, and such notice shall be deemed to have been given on the day of such mailing. Stockholders not entitled to vote shall not be entitled to receive notice of any meeting except as otherwise provided by Statute.

     Whenever any notice whatever is required to be given under the provisions of any law, or under the provisions of the Certificate of Incorporation of the corporation or these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice or such person's duly authorized attorney or by telegraph, cable or other available method, whether before or after the time stated therein, shall be deemed equivalent thereto.


                                  ARTICLE VII

                                   AMENDMENTS

     Except as otherwise provided by these By-laws, these By-Laws may be altered or repealed and By-Laws may be made at any annual meeting of the stockholders or at any special meeting thereof if notice of the proposed alteration or repeal or By-Law or By-Laws to be made be contained in the notice of such special meeting in accordance with the provisions of these By-laws, by the affirmative vote of a majority of the stock issued and outstanding and entitled to vote thereat, or by the affirmative vote of a majority of the Board of Directors, at any regular meeting of the Board of Directors, or at any special meeting of the Board of Directors, if notice of the proposed alteration or repeal, or By-Law or By-Laws to be made, be contained in the notice of such special meeting.


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